As filed with the Securities and Exchange Commission on July 28, 2010

Registration No. 333-161073

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Post Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1422237
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 “A” Street, Tacoma, Washington 98402-4200 (253) 305-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Melanie J. Dressel

President and Chief Executive Officer

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Stephen M. Klein

Casey M. Nault

Graham & Dunn PC

Pier 70

2801 Alaskan Way, Suite 300

Seattle, Washington 98121

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This post-effective amendment to the shelf registration statement on Form S-3 (Registration No. 333-161073) (the “Registration Statement”) is being filed by Columbia Banking System, Inc. (the “Registrant” or “Columbia”) to deregister shares of its common stock, no par value and preferred stock, no par value, which were registered under the Registration Statement filed on August 5, 2009, to increase the dollar amount of common stock and preferred stock registered under a prior shelf registration statement on Form S-3 filed by the Registrant on October 17, 2008 and declared effective on November 3, 2008 (“Prior Registration Statement”) (Registration No. 333-154418) by an aggregate of $20,000,000. On August 11, 2009, Columbia completed an underwritten public offering for an aggregate of $119,743,750, thereby leaving $256,250 remaining under the Registration Statement.

In accordance with an undertaking made by Columbia in the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Registrant’s common stock or preferred stock which remain unsold at the termination of the offering, the Registrant removes from registration all shares of Columbia common stock and preferred stock registered under the Registration Statement which remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington on July 27, 2010.

COLUMBIA BANKING SYSTEM, INC.

By:	/S/ MELANIE J. DRESSEL
Melanie J. Dressel President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on July 27, 2010.

/S/ MELANIE J. DRESSEL
Melanie J. Dressel, President and Chief Executive Officer and Director
(Principal Executive Officer)

/S/ GARY R. SCHMINKEY
Gary R. Schminkey, Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/S/ CLINT STEIN
Clint Stein, Senior Vice President and Chief Accounting Officer
(Principle Accounting Officer)

*
William T. Weyerhauser, Chairman of the Board and Directors

*
Thomas M. Hulbert, Director

*
Daniel C. Regis, Director

*
Donald Rodman, Director

*By:	/S/ MELANIE J. DRESSEL
Melanie J. Dressel
Attorney-in-fact

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